Exhibit 99.1

February 5, 2013

Mr. Kevin Gadawski
Via email: kg@littlebanc.com

EMPLOYMENT LETTER

Dear Kevin:

Please allow this letter to serve as documentation of your engagement by PSM Holdings, Inc. as the Interim Chief Operating Officer / Chief Financial Officer:

1)	While serving in the capacity as a Interim COO/ CFO, you will compensated as follows:

A.	You will be paid $20,000 per month in accordance with the Company’s standard payroll practices.

B.	In addition, you are eligible to participate in the Company’s health insurance and other benefit plans on the same terms offered other PSMH executives.

C.	The Company will promptly reimburse you for all reasonable travel related expenses consistent with the Company’s current policy on reimbursement of travel and entertainment expense.

2)	Your start date will be February 5, 2013.

3)
The Company acknowledges that from time to time you may be involved in certain projects in your role as a Managing Director at Littlebanc Advisors, including potential capital raises or projects in the financial services sector.

ACCEPTED AND AGREED TO:

"PSMH"		"EMPLOYEE"

PSM HOLDING INC., a Delaware corporation

By:	/s/ Ron Hanna	By:	/s/ Kevin Gadawski
Print Name:	Ron Hanna	Print Name:	Kevin Gadawski
Title:	President	Title:	COO/CFO